UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 5, 2023

Gannett Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(703) 854-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Gannett Co., Inc. (the “Company”), held on June 5, 2023, the stockholders of the Company voted on the matters described below.

As of April 13, 2023, the record date for the Annual Meeting, holders of 149,044,520 shares of common stock of the Company were entitled to vote.

Proposal 1.  The Company’s stockholders elected the following nine director nominees to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. The results of the vote are summarized in the table below.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes*
Theodore P. Janulis	105,075,764	2,590,323	18,122,222
John Jeffry Louis III	105,308,508	2,357,579	18,122,222
Maria M. Miller	106,622,280	1,043,807	18,122,222
Michael E. Reed	104,598,151	3,067,936	18,122,222
Amy Reinhard	106,694,165	971,922	18,122,222
Debra A. Sandler	106,502,349	1,163,738	18,122,222
Kevin M. Sheehan	105,048,948	2,617,139	18,122,222
Laurence Tarica	106,707,403	958,684	18,122,222
Barbara W. Wall	71,688,718	35,977,369	18,122,222

Proposal 2.  The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions
125,377,865	275,216	135,228

Proposal 3.  The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
94,831,950	12,540,989	293,148	18,122,222

Proposal 4.  The Company’s stockholders approved the 2023 Stock Incentive Plan. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
85,320,259	22,060,584	285,244	18,122,222

Proposal 5.  The Company’s stockholders approved an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to reflect new Delaware law provisions regarding officer exculpation, subject to the Board of Director’s discretion not to implement such amendment. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
96,286,984	11,251,690	127,413	18,122,222

Proposal 6.  The Company’s stockholders did not approve an amendment to the Amended and Restated Bylaws (the “Bylaws”) to implement majority voting in uncontested director elections. Approval of this proposal would have required the affirmative vote of at least 80% of the voting power of our issued and outstanding shares. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
107,156,238	414,536	95,313	18,122,222

Proposal 7a.  The Company’s stockholders did not approve amendments to the Charter to eliminate the supermajority voting requirement to amend certain provisions of the Charter. Approval of this proposal would have required the affirmative vote of at least 80% of the voting power of our issued and outstanding shares. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
106,394,274	1,166,037	105,776	18,122,222

Proposal 7b. The Company’s stockholders did not approve amendments to the Charter and Bylaws to eliminate the supermajority voting requirements to amend the Bylaws. Approval of this proposal would have required the affirmative vote of at least 80% of the voting power of our issued and outstanding shares. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
106,422,861	1,138,626	104,600	18,122,222

Proposal 7c.  The Company’s stockholders did not approve amendments to the Charter and Bylaws to eliminate the supermajority voting requirements to remove directors and to appoint directors in the event that the entire Board of Directors is removed. Approval of this proposal would have required the affirmative vote of at least 80% of the voting power of our issued and outstanding shares. The results of the vote are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
107,064,748	510,575	90,764	18,122,222

* Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of the New York Stock Exchange (“NYSE”) from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions were entitled to vote on the ratification of the appointment of the independent registered public accounting firm but not entitled to vote on any other proposals at the Annual Meeting.

Item 8.01.	Other Events.

Exercising its discretion, the Board of Directors of the Company has elected not to implement the Charter amendment to reflect new Delaware law provisions regarding officer exculpation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANNETT CO., INC.

Date: June 5, 2023	By:	/s/ Douglas E. Horne
Douglas E. Horne
Chief Financial Officer and Chief Accounting Officer (principal financial and principal accounting officer)